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                                                               Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Applied Digital Access, Inc. on Form S-8 of our report dated January 23, 1998 on our audits of the financial statements and financial statement schedule of Applied Digital Access, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K/A of Applied Digital Access, Inc. for the year ended December 31, 1997.

COOPERS & LYBRAND L.L.P.

San Diego, California
April 14, 1998